AGREEMENT TO HOLD COLLATERAL


     THIS AGREEMENT TO HOLD COLLATERAL (this "Agreement") is entered into effective this 25th day of March, 1998, between and among FX ENERGY, INC., a Nevada corporation (hereinafter referred to as the "Company"), DAVID N. PIERCE, an individual resident of the state of Utah (hereinafter referred to as "Pierce"), and KRUSE, LANDA & MAYCOCK, L.L.C., a Utah limited liability company (hereinafter referred to as "Agent"):

     FOR AND IN CONSIDERATION of the mutual promises and covenants hereinafter set forth, it is agreed as follows:

     1. Agent is hereby appointed as the Company's agent to hold the Collateral and to take such action as may be required under the terms of this Agreement.

     2. Contemporaneously with the execution hereof, (a) Pierce has delivered to Agent 128,943 shares of common stock of the Company, included in and represented by certificate number(s) 1181 for 137,000 shares registered in the name of Pierce, together with a stock power separate from the certificate endorsed by the appropriate person or persons in blank and containing reasonable assurances that each such endorsement is genuine and effective (the "Collateral"), and (b) the Company has delivered the original Non-Recourse Promissory Note dated effective March 25, 1998, in the amount of $950,954, and in which the Company appears as Payee and Pierce appears as Maker (the "Note"). Agent, by its execution and delivery of this Agreement, hereby acknowledges receipt of the foregoing and agrees to hold and dispose of the foregoing, together with any property distributed in connection with the Collateral as dividends or pursuant to any stock split, merger, recapitalization, dissolution, or total or partial liquidation of the Company as set forth herein.

     3. The Collateral and Note shall be held and disposed of by Agent as follows:

          (a) If at any time Agent receives joint written requests of the Company and Pierce instructing Agent to release the Collateral and the Note, Agent shall promptly, but in any event within five business days, deliver such items in accordance with such joint instructions.

          (b) If, at any time after results are released respecting the two Apache Corp. wells to be spudded by June 30, 1998, in Poland or the first commercially successful well in which the Company participates in Poland, or Dec. 31, 1998, whichever occurs first, (the "Lockup Period"), Agent receives (i) a copy of the public announcement of the foregoing drilling results or commercial success (ii) a Certificate (as hereinafter defined) to the effect that such announcement has been publicly released, (iii) a Certificate to the effect that Pierce has failed to pay the amount due on the Note either (A) within 45 days after demand therefor or (B) in any event on December 31, 1999, in accordance with the terms of the Note, and
     (iv) a request that the items on deposit be delivered in accordance with this subparagraph (b), Agent shall, within not less than five nor more than ten business days, deliver the Collateral to the Company and deliver the Note to Pierce.

          (c) If, at any time after the Lockup Period, the Agent receives a request from Pierce to deliver the items on deposit in accordance with this subparagraph (c), Agent shall, within not less than five nor more than ten business days, deliver the Collateral to a securities broker-dealer selected by Pierce with instructions that the Collateral be sold on such terms and conditions as Pierce may specify, with the irrevocable instructions that the net proceeds from such sale(s) be disbursed first to the Company in an amount sufficient to pay the amount due on the Note and then to Pierce. Upon the sale of such sale and the payment of the amount due on the Note as evidenced by a Certificate to the foregoing effect from the Company, Agent shall deliver the Note and any shares remaining unsold to Pierce.

          (d) If, at any time prior to payment in full of the Note, the Company elects to include the Collateral in a registration statement under the Securities Act, as evidenced by a Certificate to the foregoing effect enclosing a copy of the related definitive prospectus, Agent shall, within not less than five nor more than ten business days, deliver the Collateral to a securities broker-dealer selected by the Company with instructions that the Collateral be sold on such terms and conditions as the Company may specify, with the irrevocable instructions that the net proceeds from such sale(s) be disbursed first to the Company in an amount sufficient to pay the amount due on the Note and then to Pierce. Upon the sale of such sale and the payment of the amount due on the Note as evidenced by a certificate to the foregoing effect from the Company, Agent shall deliver the Note and any shares remaining unsold to Pierce.

          (e) If at any time Pierce instructs Agent to deliver the Collateral to the Company, Agent shall, within not less than five nor more than ten business days, deliver the Collateral to the Company and deliver the Note to Pierce.

          (f) At any time on the receipt of written instructions of Pierce, Agent shall deliver the Collateral to the Company and shall continue to hold the Note pending the receipt of further joint instructions from the Company and Pierce.


When used herein, the term "Certificate" shall mean an instrument signed and verified, in the case of the Company, by either the chairman of the duly constituted Compensation Committee of the board of directors of the Company or a majority of the directors who are members of such Compensation Committee or, in the case of Pierce, by Pierce.

     4. If at any time during the term of this Agreement any question, disagreement, difference, or controversy shall arise among the parties hereto regarding the meaning or interpretation of this Agreement or the rights, duties, or obligations of the parties hereunder, such question, disagreement, difference, or controversy shall be submitted to and determined by arbitration in accordance with the following paragraphs:

          (a) Any party wishing to submit a matter to arbitration shall give to each other party a notice of arbitration (the "Notice of Arbitration") setting forth in reasonable detail the issue or issues to be submitted to arbitration. Within 20 days after such Notice of Arbitration, The Company shall appoint one arbitrator and Pierce shall appoint one arbitrator. If The Company or Pierce do not appoint timely each's separate arbitrator, the arbitrator representing the party not so appointing an arbitrator shall be appointed by the Third Judicial District Court, Salt Lake County, Utah, upon the application of any party hereto. The first two arbitrators appointed or designated as set forth above shall meet within 10 days after the last of such arbitrator to be appointed is named and attempt to agree on a resolution of the issues. If, within 30 days thereafter, the first two arbitrators do not agree upon a resolution of the issues, such two arbitrators shall themselves appoint a third arbitrator, who shall be a competent and impartial person, and in the event of their being unable to agree upon such appointment within l0 days after the time set forth above, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of 15 days. If the parties do not so agree, then either party, on behalf of both, may request such appointment by the Third Judicial District Court, Salt Lake County, Utah. In the event of the failure, refusal, or inability of any arbitrator to act, a new arbitrator shall be appointed in his stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of such arbitrator so failing, refusing, or being unable to act.

          (b) Each party shall pay the fees and expenses of the one of the two initial arbitrators appointed by such party or in whose stead, as provided above, such arbitrator was appointed and the fees and expenses of the third arbitrator, and all other expenses, if any, of the arbitration shall be borne equally by the Company on the one hand and Pierce on the other, except as provided below. Notwithstanding the foregoing, the legal, expert witness, and other representation costs of the Company and Pierce shall be excluded and allocated in accordance with paragraph 7 hereof. Any arbitrator designated to serve in accordance with the provisions of this Agreement shall be disinterested and shall, by reason of education, experience, or both, be capable of evaluating financial statements and the presentation of information therein, but shall not be required to be a certified public accountant.

          (c) It shall be the duties of the arbitrators to resolve the issues in dispute as promptly as practicable after their appointment. A majority, of the arbitrators may act if one of the arbitrators shall neglect or refuse to take part in the deliberations of the arbitrators. The arbitration provided herein shall be conducted in Salt Lake County, Utah, pursuant to the Utah Arbitration Act, Utah Code Annotated S78-31a-l, et seq. The arbitrators shall follow such rules in reaching their decision as they and the parties involved in this dispute shall agree upon and otherwise, to the extent applicable, shall follow the rules of the American Arbitration Association. The arbitrators shall set forth their decision in writing, and the determination of the issues by the above arbitrators shall be binding upon the parties for the purposes set forth in this Agreement.

          (d) The parties involved in the dispute shall be permitted to submit to the arbitrators written positions, testimonial, documentary, and other evidence, and arguments concerning the matters in issue.

     5. It is understood and agreed by the parties to this Agreement as follows:

          (a) Agent is not and shall not be deemed to be a trustee for any party for any purpose and is merely acting as a depository and in a ministerial capacity hereunder with the limited duties herein prescribed;

          (b) Agent does not have and shall not be deemed to have any responsibility in respect of any instruction, certificate, or notice delivered to it or of the Collateral or the Note other than faithfully to carry out the obligations undertaken in this Agreement and to follow the directions in such instruction or notice provided in accordance with the terms hereof;

          (c) Agent is not and shall not be deemed to be liable for any action taken or omitted by it in good faith and may rely on, and act in accordance with, the advice of his counsel without liability on his part for any action taken or omitted in accordance with such advice. In any event, his liability hereunder shall be limited to liability for gross negligence, willful misconduct, or bad faith on his part;

          (d) Agent may conclusively rely on and act in accordance with any certificate, instruction, notice, letter, telegram, cablegram, or other written instrument believed by it to be genuine and to have been signed by the proper party or parties;

          (e) The Company and Pierce agree (i) to pay Agent's reasonable fees and to reimburse Agent for reasonable expenses including attorneys' fees incurred in connection with duties hereunder and (ii) to save harmless, indemnify, and defend Agent for, from, and against any loss, damage, liability, judgment, cost, and expense, whatsoever, including counsel fees, suffered or incurred by it by reason of, or on account of, any misrepresentations made to it or his status or activities as Agent under this Agreement except for any loss, damage, liability, judgment, cost, or expense resulting from gross negligence, willful misconduct, or bad faith on the part of Agent. The obligation of Agent to deliver the Collateral and the Note shall be subject to the prior satisfaction, upon demand from Agent, of the obligation of the Company and Pierce to so save harmless, indemnify, and defend Agent and to reimburse Agent or otherwise pay his fees and expenses hereunder;

          (f) Agent shall not be required to defend any legal proceeding which may be instituted against it in respect of the subject matter of this Agreement unless requested to do so by the Company or Pierce and indemnified to Agent's satisfaction against the cost and expense of such defense by the party requesting such defense. If any such legal proceeding is instituted against it, Agent agrees promptly to give notice of such proceeding to the Company and Pierce. Agent shall not be required to institute legal proceedings of any kind;

          (g) Agent shall not, by act, delay, omission, or otherwise, be deemed to have waived any right or remedy he may have either under this Agreement or generally, unless such waiver be in writing, and no waiver shall be valid unless it is in writing, signed by Agent, and only to the extent expressly therein set forth. A waiver by Agent under the terms of this Agreement shall not be construed as a bar to, or waiver of, the same or any other such right or remedy which he would otherwise have on any other occasion; and

          (h) Agent may resign as such hereunder by giving 30 days' written notice thereof to the Company and Pierce. Within 20 days after receipt of such notice, the Company and Pierce shall furnish to Agent written instructions for the release of the Collateral and the Note (if such Collateral and the Note has not yet been released pursuant hereto) to a substitute Agent which (whether designated by written instructions from the Company and Pierce jointly or in the absence thereof by instructions from a court of competent jurisdiction to Agent) shall be a bank or trust company organized and doing business under the laws of the United States and any state thereof. Such substitute Agent shall thereafter hold any Collateral and the Note received by it pursuant to the terms of this Agreement and otherwise act hereunder as if it were Agent originally named herein. Agent's duties and responsibilities hereunder shall terminate upon the release of all Collateral and the Note then held according to such written instruction or upon such delivery as herein provided. This Agreement shall not otherwise be assignable by Agent without the prior written consent of the Company and Pierce.

     6. Each notice, instruction, or other certificate required or permitted by the terms hereof shall be in writing and shall be communicated by personal delivery, by facsimile or telecopy transmission or other electronic communication confirmed, by prepaid registered or certified mail, or by prepaid overnight courier, to the parties hereto at the addresses set forth below, or at such other address as any of them may designate by notice to each of the others:


      If to the Company, to:   FX Energy, Inc.
                               Attn:  Scott J. Duncan
                               3006 Highland Drive, Suite 206
                               Salt Lake City, UT 84106
                               Telecopy (801) 486-5575

          And                  Thomas B. Lovejoy
                               48 Burying Hill Road
                               Greenwich, CT 06831
                               Telecopy (203) 629-3526

     If to Pierce, to:         David N. Pierce
                               FX Energy, Inc.
                               3006 Highland Drive, Suite 206
                               Salt Lake City, Utah 84106
                               Telecopy (801) 486-5575

     If to Agent, to:          Kruse, Landa & Maycock, LLC
                               Attn:  James R. Kruse
                               50 West Broadway, 8th Floor
                               Salt Lake City, Utah 84101
                               Telecopy (801) 531-7090


Any notice, instruction, or certificate given by any party to another shall be given at the same time and the same manner to all parties. All notices, instructions, or certificates given hereunder shall be effective and deemed received on the date personally delivered or transmitted by facsimile or other electronic means and on the day following dispatch by overnight courier.

     7. In the event of conflicting instructions from the Company and Pierce or the existence of any other controversy or disagreement between them, as determined in the sole discretion of Agent, Agent shall be entitled to refuse to comply with any instruction, claim, or demand of either the Company or Pierce unless instructed in writing jointly by the Company and Pierce, and in so refusing Agent shall not be liable to either the Company or Pierce for Agent's failure or refusal to comply with such conflicting instructions, claims, or demands. Agent shall be further entitled to continue to so refuse to comply until such conflicting instructions, controversy, or disagreement either (a) shall have been resolved by written agreement between the Company and Pierce and Agent shall have been notified in writing thereof, or (b) shall have been finally determined by arbitration as provided above.

     8. This Agreement shall be governed by and construed in accordance with the laws of the state of Utah and shall be binding upon and inure to the benefit of all parties hereto and their respective successors in interest and assigns.

     9. This Agreement may be executed in several counterparts, which taken together shall constitute a single instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                             The Company:

                                 FX ENERGY, INC.


                                    By:/s/ Thomas B. Lovejoy, Chairman


                                 Pierce:


                                    /s/ David N. Pierce

                                 Agent:
                                    KRUSE, LANDA & MAYCOCK, LLC


                                    By  /s/ James R. Kruse, President